Principal Life Insurance Company 711 High Street, Des Moines, IA 50392 515 247 5111 tel

November 2, 2017

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

RE:    Principal Life Insurance Company
Separate Account B
Principal Lifetime Income Solutions II Variable Annuity
Registration Statement on Form N-4
File No. 333-213890

I am Counsel for the above-referenced Registrant, and have reviewed the attached post-effective amendment which is being filed pursuant to Rule 485(b) under the Securities Act of 1933. I hereby represent that the amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

Sincerely,
/s/ Sara Jane Bowe
Sara Jane Bowe
Assistant General Counsel
711 High Street
Des Moines, Iowa 50392-0300
(515) 362-2384 (office)
(866) 496-6527 (facsimile)
Bowe.Sarajane@principal.com